Consent of Independent Auditors



We hereby consent to the use of our Auditors' Report for United States Telecommunications, Inc. dated February 26, 2001 and our Auditors' Report for Tel Com Plus East, L.L.C., Tel Com Plus West, L.L.C., and Tel Com Plus Jacksonville, L.L.C. dated July 24, 2000, except for Note D as to which the date is November 30, 2000, in Amendment No. 5 to Form S-4 to be filed by United States Telecommunications, Inc. accompanying the financial statements of United States Telecommunications, Inc. as of December 31, 2000 and 1999, and Tel Com Plus East, L.L.C., Tel Com Plus West, L.L.C., and Tel Com Plus Jacksonville, L.L.C. as of September 30, 1998 and December 31, 1997, and the results of their operations and cash flows for the years and period then ended. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



/s/ PENDER NEWKIRK & COMPANY
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    Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
June 19, 2001